CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 120 to the registration statement on Form N-1A (File No. 33-56339) (“Registration Statement”) of our report dated June 8, 2012, relating to the financial statements and financial highlights of Putnam Capital Opportunities Fund, a series of Putnam Investment Funds, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 24, 2012